Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of XPO Logistics, Inc. of our report dated February 23, 2011 relating to the financial statements of Pacer International, Inc. which appeared in Pacer International, Inc.‘s Annual Report on Form 10-K for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Columbus, Ohio

January 27, 2014